As filed with the Securities and Exchange Commission on May 22, 2009
Registration No. 333-158750

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LA JOLLA PHARMACEUTICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0361285
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Deirdre Y. Gillespie
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
with copies to:
Mitchell S. Bloom, Esq.
Ryan A. Murr, Esq.
Goodwin Procter LLP
4365 Executive Drive
San Diego, California 92121
(858) 202-2700; Facsimile: (858) 457-1255
Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities will not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 22, 2009
PROSPECTUS
10,173,120 Shares
Common Stock
          This prospectus relates to the offering of up to 10,173,120 shares of the common stock of La Jolla Pharmaceutical Company that may be sold from time to time by the selling stockholder named in this prospectus.
          The selling stockholder may offer the shares to be registered hereunder from time to time directly to purchasers or through agents, underwriters or dealers. The sales may occur in one or more transactions on the Nasdaq Global Market, in negotiated transactions, in private transactions or otherwise, or in a combination of such methods of sale. The sales may occur at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 6.
          We will not receive any proceeds from any sale of the shares to be registered hereunder. The selling stockholder will receive all of the net proceeds from the sale of such shares and pay all selling commissions, if any, applicable to any sale. We are responsible for payment of all other expenses incurred in connection with the registration of the shares hereunder.
          Our common stock is traded on the Nasdaq Global Market under the symbol “LJPC.” On May 21, 2009, the last reported sale price of our common stock was $0.31 per share.
          You should read this prospectus carefully before you invest.
          INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2009

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE UNDER THIS PROSPECTUS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE UNDER THIS PROSPECTUS WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH THE INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED UNDER THIS PROSPECTUS TO ANYONE IN ANY JURISDICTION IN WHICH THE OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION.

LA JOLLA PHARMACEUTICAL COMPANY
          La Jolla Pharmaceutical Company was incorporated in Delaware in 1989. We have historically focused on the development and testing of Riquent, an investigational compound, for the treatment of Lupus nephritis. In February 2009, we stopped the development of Riquent, as described below, and have since focused on efforts to maximize the value of our remaining assets.
          We are incorporated in the State of Delaware. Our principal executive offices are located at 6455 Nancy Ridge Drive, San Diego, California 92121, and our telephone number is (858) 452-6600.
THE OFFERING
          In January 2009, we entered into a Development and Commercialization Agreement with BioMarin CF Limited, pursuant to which we granted certain commercialization rights to our drug candidate Riquent, and a Securities Purchase Agreement with BioMarin Pharmaceutical Inc., pursuant to which we offered and sold 339,104 shares of Series B-1 Convertible Preferred Stock. Following our announcement in February 2009 of the futility of our clinical study of Riquent and the decision to stop further development of the drug candidate, BioMarin CF elected to allow the Development and Commercialization Agreement to terminate as of March 27, 2009. Upon the termination of that agreement, the Series B-1 Convertible Preferred Stock automatically converted on a 30:1 basis into shares of our common stock, resulting in the issuance of 10,173,120 shares. Also on March 27, 2009, BioMarin Pharmaceutical exercised its right to cause us to register these shares of common stock for resale under the Securities Act of 1933, as amended. This prospectus relates to BioMarin’s resale of these securities and the registration statement containing this prospectus has been filed in satisfaction of our registration obligations.

Common stock to be offered by the selling stockholder	10,173,120 shares

Common stock outstanding as of May 21, 2009	65,722,648 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

NASDAQ Global Market Symbol	LJPC

RISK FACTORS
          An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors related to our common stock offered by this prospectus and to our business and operations. You should also carefully consider the other information in this prospectus and in the documents incorporated by reference. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. All of these factors could affect our future financial condition, operating results and prospects. If any of the following risks actually occurs, our business could be harmed. If that happens, the trading price of our common stock could decline, and you may lose all or part of your investment.
I.	RISK FACTORS RELATING TO LA JOLLA PHARMACEUTICAL COMPANY AND THE INDUSTRY IN WHICH WE OPERATE.
In light of our decision to discontinue development of our Riquent clinical program, we are seeking to maximize the value of our remaining assets, address our liabilities and attempt to pursue mergers or similar strategic transactions. We may be unable to satisfy our liabilities and can provide no assurances that we can be successful in pursuing a strategic transaction.
     In February 2009, we were informed by an Independent Monitoring Board for the Riquent Phase 3 ASPEN study that the monitoring board completed its review of the first interim efficacy analysis and determined that continuing the study was futile. Based on these results, we immediately discontinued the Riquent Phase 3 ASPEN study and the development of Riquent. We had previously devoted substantially all of our research, development and clinical efforts and financial resources toward the development of Riquent and, in light of the failure of the trial, we subsequently incurred a significant impairment charge as we wrote down the value of our Riquent assets to near zero. In connection with the termination of our clinical trials for Riquent, we initiated steps to significantly reduce our operating costs including the termination of 75 employees who received notification in February 2009 and were terminated in April 2009. We also ceased the manufacture of Riquent at our facility in San Diego, California, as well as all regulatory activities associated with Riquent and have begun exploring strategic alternatives to maximize stockholder value, including the possible sale or licensing out of our remaining assets, a potential merger with another company or the winding down of operations. In considering our strategic alternatives, we do not expect to realize any value from the Riquent program and have therefore closed our New Drug Application for Riquent with the Food and Drug Administration and have withdrawn our orphan drug designation for Riquent in Europe.
     There is a substantial risk that we may not successfully implement any of these strategic alternatives, and even if we determine to pursue one or more of these alternatives, we may be unable to do so on acceptable financial terms. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. Additionally, pursuing these transactions would deplete some portion of our limited capital resources and may not result in a transaction that is ultimately consummated. We may be unable to discharge our liabilities or negotiate favorable settlement terms with our creditors.
     Stockholders should recognize that in our efforts to address our liabilities and fund the future development of our Company, we may pursue strategic alternatives that result in the stockholders of the Company having little or no continuing interest in the assets or equity of the Company. We will continue to evaluate our alternatives in light of our cash position, including the possibility that we may need to seek protection under the provisions of the U.S. Bankruptcy Code.
We may need to liquidate the Company in a voluntary dissolution under Delaware law or seek protection under the provisions of the U.S. Bankruptcy Code, and, in either event, it is unlikely that stockholders would receive any value for their shares.
     We have not generated any revenues from product sales, and have incurred losses in each year since our inception in 1989. We expect that it will be very difficult to raise capital to continue our operations and our independent registered public accounting firm has issued an opinion with an explanatory paragraph to the effect that there is substantial doubt about our ability to continue as a going concern. We do not believe that we could succeed in raising additional capital needed to sustain our operations without some strategic transaction, such as a merger. If we are unable to consummate such a transaction, we expect that we would need to cease all operations and wind down. Although we are currently evaluating our strategic alternatives with respect to all aspects of our business, we cannot assure you that any actions that we take would raise or generate sufficient capital to fully address the uncertainties of our financial position. As a result, we may be unable to realize value from our assets and discharge our liabilities in the normal course of business. If we are unable to settle our obligations to our creditors or if we are unable to consummate a strategic transaction, we would likely need to liquidate the Company in a voluntary dissolution under Delaware law or seek protection under the provisions of the U.S. Bankruptcy Code. In that event, we, or a trustee appointed by the court, may be required to liquidate our assets. In either of these events, we might realize significantly less from our assets than the values at which they are carried on our financial statements. The funds resulting from the liquidation of our assets would be used first to satisfy obligations to creditors before any funds would be available to pay our stockholders, and any shortfall in the proceeds would directly reduce the amounts available for distribution, if any, to our creditors and to our stockholders. In the event we are required to liquidate under Delaware law or the federal bankruptcy laws, it is highly unlikely that stockholders would receive any value for their shares.
We recorded an impairment loss for the year ended December 31, 2008 and may need to record additional charges in the future.
     In light of our decisions to discontinue the development of Riquent, reduce our workforce, evaluate the possible sale of our equipment and other personal property assets, and consider our strategic alternatives with respect to all aspects of our business, management concluded that, under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as of December 31, 2008, the carrying amount of the asset group was not fully recoverable and that a material impairment did exist. Accordingly, we recorded a non-cash charge of $2.8 million for impairment of assets during the fourth quarter of 2008. As we continue to evaluate our business and our assets under SFAS 144, we may need to reflect additional impairment charges in the future, which would negatively impact our financial results and our overall value of the Company.
We face environmental liabilities related to certain hazardous materials used in our operations.
     Due to the nature of our manufacturing processes, we are subject to stringent federal, state and local laws governing the use, handling and disposal of certain materials and wastes. Historically, in our research and manufacturing activities we have used radioactive and other materials that could be hazardous to human health, safety or the environment. These materials and various wastes resulting from their use are stored at our facility pending ultimate use and disposal. The risk of accidental injury or contamination from these materials cannot be eliminated. In the event of such an accident, we could be held liable for any resulting damages, and any such liability could exceed our resources. Although we maintain general liability insurance, we do not specifically insure against environmental liabilities.
II. RISK FACTORS RELATED SPECIFICALLY TO OUR STOCK.
The price of our common stock has been volatile and has declined significantly and we may face delisting from Nasdaq.
     Due to the futility determination of the Riquent clinical trial, our stock has experienced significant price and volume volatility since February 2009. Our stock is currently trading below $0.40 per share and we could continue to experience further declines in our stock price. Our stock is currently trading below the $1.00 minimum bid price required under Nasdaq’s continued listing requirements. Although Nasdaq has suspended the enforcement of rules requiring a minimum $1.00 closing bid price and the rules requiring a minimum market value of publicly held shares, this suspension is currently only in effect through July 19, 2009. We will likely be non-compliant with Nasdaq’s continued listing requirements when this suspension is lifted. If our stock continues to trade below $1.00 when the temporary suspension is lifted, Nasdaq may commence delisting procedures against us.
     In addition to the minimum bid price rule, the Nasdaq Global Market has several other continued listing requirements and we currently are not in compliance with the continued listing standard regarding minimum stockholders’ equity. We have presented a plan to regain compliance with the minimum equity requirement, but we cannot be assured that we will be able to successfully execute our plan. Our plan or our inability to successfully execute our plan could result in our delisting from The Nasdaq Global Market.
     If we were delisted, the market liquidity of our common stock could be adversely affected and the market price of our common stock could decline further. Such a delisting could also adversely affect our ability to effect a strategic transaction, such as a merger with a third party. In addition, our stockholders’ ability to trade or obtain quotations on our shares could be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask price for our common stock.

     Specifically, you may not be able to resell your shares at or above the price you paid for such shares or at all. In addition, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Any such litigation brought against us could result in substantial costs and a diversion of management’s attention and resources, which could hurt our business, operating results and financial condition.
Our common stock price is volatile and may continue to decline.
     The market price of our common stock has been and is likely to continue to be highly volatile. Market prices for securities of biotechnology and pharmaceutical companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The following factors, among others, can have a significant effect on the market price of our securities:
•	limited financial resources;

•	announcements regarding mergers or other strategic transactions, as well as rumors and speculation around the potential events;

•	future sales of significant amounts of our common stock by us or our stockholders, including by the selling stockholder pursuant to this prospectus;

•	actions or decisions by our creditors;

•	actions or decisions by The Nasdaq Stock Market with respect to the listing of our common stock;

•	developments concerning potential and existing agreements with collaborators; and

•	general market conditions and comments by securities analysts.
     The realization of any of the risks described in these “Risk Factors” could have a negative effect on the market price of our common stock.
Failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and stock price.
     Section 404 of the Sarbanes-Oxley Act requires us to evaluate annually the effectiveness of our internal controls over financial reporting as of the end of each fiscal year and to include a management report assessing the effectiveness of our internal control over financial reporting in all annual reports. Section 404 also requires our independent registered public accounting firm to report on our internal control over financial reporting in our annual reports. We evaluated our internal control over financial reporting as of December 31, 2008 in order to comply with Section 404 and concluded that our disclosure controls and procedures were effective as of such date. If we fail to maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we cannot provide any assurances that we will be able to conclude in the future that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain a system of effective internal control over financial reporting, it could have a material adverse effect on our business and stock price.
Anti-takeover devices may prevent changes in our board of directors and management.
     We have in place several anti-takeover devices, including a stockholder rights plan, which may have the effect of delaying or preventing changes in our management or deterring third parties from seeking to acquire significant positions in our common stock. For example, one anti-takeover device provides for a board of directors that is separated into three classes, with their terms in office staggered over three-year periods. This has the effect of delaying a change in control of our board of directors without the cooperation of the incumbent board. In addition, our bylaws require stockholders to give us written notice of any proposal or director nomination within a specified period of time prior to the annual stockholder meeting, establish certain qualifications for a person to be elected or appointed to the board of directors during the pendency of certain business combination transactions, and do not allow stockholders to call a special meeting of stockholders.

     We may also issue shares of preferred stock without further stockholder approval and upon terms that our board of directors may determine in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding stock, and the holders of such preferred stock could have voting, dividend, liquidation and other rights superior to those of holders of our common stock.
Future sales of our stock by our stockholders could negatively affect the market price of our stock.
     Sales of our common stock in the public market, or the perception that such sales could occur, could result in a drop in the market price of our securities. As of May 21, 2009, 65,722,648 shares of our common stock were issued and outstanding. The selling stockholder identified in this prospectus will be able to sell up to 10,173,120 shares of common stock pursuant to this prospectus, and significant sales of our common stock, whether under this prospectus or otherwise, could have a negative effect on our stock price.
     We cannot estimate the number of shares of common stock that may actually be resold in the public market because this will depend on the market price for our common stock, the actions of the selling stockholder and other factors. During February 2009, of our three stockholders who owned 10% or more of our outstanding common stock as of December 31, 2008, two of them sold all of their stock ownership positions and one sold a substantial portion of its common stock ownership position to below 5%.
USE OF PROCEEDS
          We will not receive any proceeds from the sale by the selling stockholder of the shares to be registered hereunder.
SELLING STOCKHOLDER
          In a private placement transaction completed on January 20, 2009, we issued a total of 339,104 shares of our Series B-1 Convertible Preferred Stock (“Series B Preferred Stock”) to BioMarin Pharmaceutical Inc. On March 27, 2009, the Series B Preferred Stock converted into 10,173,120 shares of our Common Stock. We are registering the shares of common stock issued to the selling stockholder upon the conversion of the Series B Preferred Stock. The selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the 10,173,120 shares registered under this prospectus. The following table describes, as of April 23, 2009, the number of shares of common stock that the selling stockholder beneficially owns and the number of shares registered hereunder. The term “selling stockholder” includes the holder listed below and its transferees, pledgees, donees or other successors. We have prepared this table based upon information furnished to us by or on behalf of the selling stockholder.
          Since the date on which the selling stockholder provided us with the information below, the selling stockholder may have sold, transferred or otherwise disposed of some or all of its shares in transactions exempt from the registration requirements of the Securities Act.

	Shares of Common		Number of	Shares of Common
	Stock Beneficially		Shares	Stock Beneficially
	Owned Prior to		Being	Owned After
Selling Stockholder	Offering		Offered	Offering(1)
	Number	Percent (2)		Number	Percent
BioMarin Pharmaceutical Inc. (3)	10,173,120	15.5%	10,173,120	—	—%

(1)	The selling stockholder may offer and sell all or a part of the common stock pursuant to this prospectus, but no estimates can be made as to the amount of shares of common stock that will be held by the selling stockholder after the completion of this offering.

(2)	Computed based on 65,722,648 shares of common stock outstanding as of April 23, 2009.

(3)	Each of the following executive officers of the selling stockholder, Jean-Jacques Bienaime, Jeffrey H. Cooper and G. Eric Davis, have voting and investment control over these securities. The business address for the selling stockholder is 105 Digital Drive, Novato, California, 94949.
          The information regarding the selling stockholder may change from time to time. If required, we will describe these changes in one or more prospectus supplements.

PLAN OF DISTRIBUTION
          The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
          The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
          The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
          The aggregate proceeds to the selling stockholder from the sale of the common stock offered by the selling stockholder will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

          The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
          The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
          To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
          In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
          We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
          We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act, the Exchange Act and state securities laws, relating to the registration of the shares offered by this prospectus.
          We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) 120 days following the date on which the registration first became effective or (2) such time as all shares of common stock registered for resale by the selling stockholder pursuant to this prospectus have been sold.
WHERE YOU CAN FIND MORE INFORMATION
          We file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy these reports and other information at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the SEC’s public reference room at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about its public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including La Jolla Pharmaceutical Company. The SEC’s Internet site can be found at http://www.sec.gov.
INCORPORATION BY REFERENCE
          The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):
1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

2.	The Amendment to our Annual Report filed on Form 10-K/A on April 30, 2009;

3.	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

4.	Our Current Reports on Forms 8-K filed on January 6, 2009, January 26, 2009, February 12, 2009, February 23, 2009 and April 24, 2009;

5.	The description of our capital stock contained in our Registration Statements on Form 8-A, filed on June 2, 1994 and December 4, 1998, and the post-effective amendments thereto filed on January 26, 2001, December 16, 2005, March 1, 2006, May 14, 2008, December 4, 2008 and January 26, 2009; and

6.	All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the shares offered by this prospectus.
          We have also filed a registration statement on Form S-3 with the SEC, of which this prospectus is a part. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and our common stock.
          We will provide a copy of these filings to each person, including any beneficial owner, to whom we deliver this prospectus, upon written or oral request. You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:
Corporate Secretary
La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California 92121
(858) 452-6600
          You should rely only on the information contained in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.
FORWARD-LOOKING STATEMENTS
          We have made forward-looking statements in this prospectus that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

          Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statements. The forward-looking statements made in this prospectus, as well as the information that we have previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the applicable document. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. These forward-looking statements appear in a number of places in this prospectus and the documents incorporated herein by reference and include statements regarding our intentions, plans, strategies, beliefs or current expectations and those of our directors or our officers. You should understand that a number of factors could cause our results to differ materially from those expressed in the forward-looking statements. The information incorporated by reference or provided in this prospectus identifies important factors that could cause such differences. Those factors include, among others, the uncertainty of our operations going forward since our decision to cease the further development of Riquent, the high cost and uncertainty of technology and drug development and other factors discussed in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference.

LEGAL MATTERS
          The validity of the shares of common stock covered by this prospectus was passed upon by Goodwin Procter LLP, San Diego, California.
EXPERTS
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports thereon which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements as of December 31, 2008 are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

10,173,120 Shares
Common Stock

PROSPECTUS

May 22, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the costs and expenses payable by us in connection with the offerings described in this registration statement, other than underwriting discounts and commissions.

SEC Registration Fee	$104
Printing Expenses	—
Accounting Fees and Expenses	*10,000
Legal Fees and Expenses	*10,000
Miscellaneous	70,000

TOTAL	$90,104

*	Estimated pursuant to Item 511 of Regulation S-K
ITEM 15.         INDEMNIFICATION OF DIRECTORS AND OFFICERS
     La Jolla Pharmaceutical Company is a Delaware corporation. Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.
     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification and advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and that the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.
     As used in this Item 15, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of La Jolla Pharmaceutical Company, and whether civil, criminal, administrative, investigative or otherwise.

     As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct, knowingly violating the law, paying an illegal dividend, approving an illegal stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Our bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.
     We also have entered into indemnity agreements with each of our directors and executive officers. These indemnity agreements generally require that we pay on behalf of each director and officer party thereto all amounts that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission which he or she commits or suffers while acting in his or her capacity as our director and/or officer and because of his or her being a director and/or officer. Under the DGCL, absent an indemnity agreement or a provision in a corporation’s bylaws or certificate of incorporation, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). In addition, if indemnification is unavailable and may not be paid to an officer or director, we have agreed, subject to a limited number of exceptions, to contribute to the amount of expenses incurred or payable by the officer or director, to the extent allowed by applicable law, in such proportion as is appropriate to reflect the relative benefits received by us, on the one hand, and by the officer or director, on the other, from the transaction from which the proceeding arose and the relative faults of the parties, as well as any other applicable equitable considerations.
     Consistent with our bylaw provision on the subject, the indemnity agreements require us to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expenses and provided further that such advance shall not be made if it is determined that the director or officer would not be permitted to be indemnified under applicable law. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary. Under the DGCL, absent an indemnity agreement or a provision in a corporation’s bylaws or certificate of incorporation, the advancement of expenses is discretionary. Under the indemnity agreement, the director or officer is permitted to petition the court to seek recovery of amounts due under the indemnity agreement and to recover the expenses of seeking such recovery if he or she is successful. The benefits of the indemnity agreement will not be available to the extent that an officer or director has other indemnification or insurance coverage for the subject claim. In addition, no indemnity will be paid by us: with respect to remuneration paid to an officer or director if it is determined by a final judgment that such remuneration was in violation of law; on account of any suit or judgment rendered against an officer or director for violating Section 16(b) of the Securities Exchange Act of 1934, or analogous provisions of law; if an officer’s or director’s conduct is adjudged to be fraudulent or deliberately dishonest, or constitutes willful misconduct; or if it is adjudged that indemnification is not lawful. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to our certificate of incorporation or bylaws.
     We currently maintain an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer.

ITEM 16. EXHIBITS
          The following exhibits are filed herewith or incorporated by reference:

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

3.1	Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

3.3	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (3)

4.1	Form of Common Stock Certificate (4)

4.2	Amended and Restated Rights Agreement, dated as of December 2, 2008, between the Company and American Stock Transfer & Trust Company, LLC (3)

4.3	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of January 20, 2009, between the Company and American Stock Transfer & Trust Company, LLC (5)

5.1	Opinion of Goodwin Procter LLP as to legality of the securities registered hereby*

23.1	Consent of Goodwin Procter LLP*

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney*

*	Previously filed.

(1)	Previously filed with the Company’s Current Report on Form 8-K filed March 1, 2006 and incorporated by reference herein.

(2)	Previously filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference herein.

(3)	Previously filed with the Company’s Registration Statement on Form 8-A/A (Registration No. 000-24274) filed December 4, 2008 and incorporated by reference herein.

(4)	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-131246) filed January 24, 2006 and incorporated by reference herein.

(5)	Previously filed with the Company’s Registration Statement on Form 8-A/A (Registration No. 000-24274) filed January 26, 2009 and incorporated by reference herein.
ITEM 17. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 22, 2009.

/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie, M.D.
President, Chief Executive Officer and Assistant Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Deirdre Y. Gillespie Deirdre Y. Gillespie, M.D.	President, Chief Executive Officer and Assistant Secretary (Principal Executive Officer)	May 22, 2009

/s/ Gail A. Sloan Gail A. Sloan	Vice President of Finance and Secretary (Principal Financial and Accounting Officer)	May 22, 2009

* Thomas H. Adams, Ph.D.	Director	May 22, 2009

* Robert A. Fildes, Ph.D.	Director	May 22, 2009

* Stephen M. Martin	Director	May 22, 2009

* Craig R. Smith, M.D.	Director	May 22, 2009

* Martin Sutter	Director	May 22, 2009

* James N. Topper, M.D., Ph.D.	Director	May 22, 2009

* Frank E. Young, M.D., Ph.D.	Director	May 22, 2009

*	By:	/s/ Deirdre Y. Gillespie
Deirdre Y. Gillespie
Attorney-in-Fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION OF EXHIBIT

3.1	Restated Certificate of Incorporation (1)

3.2	Amended and Restated Bylaws (2)

3.3	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (3)

4.1	Form of Common Stock Certificate (4)

4.2	Amended and Restated Rights Agreement, dated as of December 2, 2008, between the Company and American Stock Transfer & Trust Company, LLC (3)

4.3	Amendment No. 1 to Amended and Restated Rights Agreement, dated as of January 20, 2009, between the Company and American Stock Transfer & Trust Company, LLC (5)

5.1	Opinion of Goodwin Procter LLP as to legality of the securities registered hereby*

23.1	Consent of Goodwin Procter LLP*

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24.1	Power of Attorney*

*	Previously filed.

(1)	Previously filed with the Company’s Current Report on Form 8-K filed March 1, 2006 and incorporated by reference herein.

(2)	Previously filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and incorporated by reference herein.

(3)	Previously filed with the Company’s Registration Statement on Form 8-A/A (Registration No. 000-24274) filed December 4, 2008 and incorporated by reference herein.

(4)	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-131246) filed January 24, 2006 and incorporated by reference herein.

(5)	Previously filed with the Company’s Registration Statement on Form 8-A/A (Registration No. 000-24274) filed January 26, 2009 and incorporated by reference herein.